Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Molekule Group, Inc. (formerly known as AeroClean Technologies, Inc.) and Subsidiary (the “Company”) on Form S-8 of our report dated March 31, 2023, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K, as amended, of the Company for the year ended December 31, 2022. Our report contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York

April 13, 2023

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